UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

CAPITAL CITY BANK GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-13358	59-2273542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
217 North Monroe Street, Tallahassee, Florida		32301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (850) 671-0300

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAPITAL CITY BANK GROUP, INC.

FORM 8-K
CURRENT REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On January 25, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Capital City Bank Group, Inc. (“CCBG”) established a new long-term incentive program (the “Program”) for William G. Smith, Jr., CCBG’s Chairman, President, and CEO. This Program replaces the Compensation Committee’s past practice of providing Mr. Smith the opportunity to earn stock option awards. The Program has been established under CCBG’s 2005 Associate Incentive Plan.

Pursuant to the Program, Mr. Smith is eligible to earn Performance Share Units (“Units”), based on the compound annual growth rate in Diluted Earnings Per Share (“DEPS”) over a three-year period, with a phased in approach over the next three years.

During the phase-in period, the base year is 2006. Awards will be based on one-year compounding in 2007, two year compounding in 2008, and three year compounding in 2009. Once the phase-in period concludes, the base year will change annually by one year. For example, in 2010 the compound annual growth rate in DEPS will use a base year of 2007.

The target award for achieving a 10% compound annual growth rate in DEPS is $250,000. No award is earned if actual performance is below a 7.5% compound annual growth rate in DEPS, the minimum performance level. A maximum award of $500,000 is earned if the DEPS compound annual growth rate equals or exceeds 12.5%, the maximum performance level. If the compound annual growth rate in DEPS is greater than the minimum performance level and less than or equal to the maximum performance level, then the award will be made on a pro-rata basis.

The number of Units that can be earned will be calculated each year based on the closing price of a share of CCBG’s common stock on the last trading day of the previous year. As part of the Program, Mr. Smith will also receive a tax gross-up supplement of 31% of the value of the Units at time of payout. The tax gross-up value, however, is part of the total economic value of the award. The following table represents the minimum, maximum, and target awards under the Program for 2007:

2007 Program	DEPS	Compound Annual Growth Rate	Economic Value	Number of Units to be Awarded	Tax Gross-Up (31%)	Total Award Value
	$1.92	7.5	$0	0	$0	$0
	$1.97	10	$190,832	5,406	$59,168	$250,000
	$2.01	12.5	$381,664	10,812	$118,336	$500,000

The foregoing summary of the material provisions of the Program does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

        Item No.             Description of Exhibit

10.1	Form of award agreement issued in connection with the Units awarded under the Program pursuant to the Capital City Bank Group, Inc. 2005 Associate Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CITY BANK GROUP, INC

Date: January 31, 2007	By:	/s/ J. Kimbrough Davis

Title: J. Kimbrough Davis, Executive Vice President and Chief Financial Officer